PROMISSORY NOTE

$50,000.00	December 16, 2005

FOR VALUE RECEIVED, the undersigned InternetStudios.com, Inc., a Nevada corporation (“Maker”) promises to pay to Martial Chaillet or his order (“Payee”) the sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00), on March 17, 2006 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of ten percent (10%) per annum. Interest shall be calculated based on a 365 day year and shall commence accruing on the date hereof (the “Issue Date”) and shall be payable in arrears at such time as the outstanding principal balance hereof with respect to which such interest has accrued becomes due and payable hereunder. Interest on this Note shall be payable on the Scheduled Maturity Date or until this Note is fully redeemed in accordance with the terms of this Note. All payments of principal and interest shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be made at such address as the Payee shall have given or shall hereafter give to the Maker by written notice made in accordance with the provisions of this Note.

Payments: On or before the Maturity Date, Maker shall pay the sum of all interest and principal due under this Note from the date of this Note through the date of such payment. Maker shall not be required to make any payment of interest or principal pursuant to this Note prior to the Maturity Date.

Type and Place of Payments: Payments of principal and interest pursuant to this Note shall be made in lawful money of the United States of America to Payee at Mediawin & Partners, 1-3 Rue Chantepoulet, Geneva 1610, Switzerland, or at such other address as Payee shall direct.

Advance Payment: Maker may prepay all or any portion of the amounts due under this Note at any time without penalty or premium.

Amendment to Convertible Note: In consideration of the loan from Payee to Maker evidenced by this Note, Maker agrees to further amend that certain Senior Convertible Note dated June 25, 2003 (the “Convertible Note”) in the amount of US$150,000 by reducing the conversion price set forth in the formula contained in Article II of the Convertible Note from US$.50 to US$.25.

Default: Maker shall be in default under this note if it shall fail to fully pay this Note within ten (10) business days after the Maturity Date.

Successors and Assigns: This Note shall be binding upon Maker and upon its successors and assigns, and shall inure to the benefit of Payee and his heirs, devisees, personal representatives, successors and assigns. This Note shall be fully assignable by Payee without Maker’s consent.

Maximum Interest: Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by law. If the rate of interest required to be paid under this Note at any time exceeds the maximum rate permitted by law, the rate of interest required to be paid pursuant to this Note shall be automatically reduced to the maximum rate permitted by law.

Address Changes: Each party agrees to notify the other by registered or certified mail of any change in the party’s address.

California Law: This Note shall be governed by and construed under the laws of the state of California without regard to the conflicts of laws provisions thereof.

MAKER:

InternetStudios.com, Inc.

/s/ Robert Maclean

By: Robert Maclean

Its: President

Accepted as of the above date:

/s/ Martial Chaillet

Martial Chaillet

PERSONAL GUARANTEE OF LOAN

Reference is hereby made to a loan between, Martial Chaillet (the “Payee”) and InternetStudios.com, Inc. (the “Debtor”) dated December 16, 2005 in the amount of US$50,000.00 plus interest.

In consideration of Payee’s having executed said Loan at the request of the undersigned, the undersigned (the “Guarantor”) hereby unconditionally guarantees to Payee and Payee’s successors and assigns, the payment of the principal, interest and other sums provided for in said Loan and the performance and observance of all agreements and conditions contained in said Loan on the part of Debtor to be performed or observed.

Guarantor hereby waives presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection, and any and all formalities that may be legally required to charge him with liability; and the Guarantor further agrees that his liability as Guarantor shall in no way be impaired or affected by any renewals, waivers, or extensions that may be made from time to time, with or without the knowledge and consent of the Guarantor, of any default or the time of payment or performance required under said Loan, or by any forbearance or delay in enforcing any obligation thereof, or by assignment of said Loan, or by any modifications of the terms or provisions of the Loan.

The Guarantor further covenants and agrees to pay all expenses and fees, including attorney fees that may be incurred by the Payee or its successors or assigns enforcing any of the terms or provisions of this Guarantee.

This Guarantee shall be binding upon the heirs, legal representatives, successors, and assigns of the Guarantor, and shall not be discharged or affected, in whole or in part by the death, bankruptcy, insolvency of the Guarantor.

This Guarantee is absolute, unconditional, and continuing, and payment of the sums for which the undersigned becomes liable shall be made at the office of Payee or its successors or assigns from time to time on demand as the same become or are declared due.

IN WITNESS THEREOF, Guarantor has hereunto set his hands and seal to this Agreement the 16th day of December, 2005.

Guarantor: Robert K. Maclean

/s/ Robert K. Maclean

Date: December 16, 2005